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                                       ITEM 12
                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                   Name & Address of          Amount & Nature of
Title of Class     Beneficial Owner          Beneficial Ownership    % of Class
--------------     ----------------          --------------------    ----------

                                     ITEM 403(a)
                                     ------------

Class B            Hussey Investments LP            880,881            50.6%
Common Stock       PO Box 35
                   Goshen IN 46527 (1) (2)

                                     ITEM 403(b)
                                     ------------

Class A            Hussey Endeavors LP              593,000            24.1%
Common Stock       PO Box 35
                   Goshen IN 46527 (1) (2)

Class A            Edward J. Hussey                 660,219            26.8%
Common Stock       PO Box 35
                   Goshen IN 46527 (1)

Class A            Edward Joseph Hussey             616,400            25.0%
Common Stock       PO Box 35
Class B            Goshen IN 46527 (2)
Common Stock                                        945,653            54.3%

Class A            Michael F. Hussey                615,835            25.0%
Common Stock       PO Box 35
Class B            Goshen IN 46527 (2)
Common Stock                                        945,088            54.3%

Class A            All Directors and              1,300,454            52.8%
Common Stock       Officers as a Group
Class B                                           1,009,860            58.0%
Common Stock

(1) Edward J. Hussey is a limited partner in both Hussey Investments LP and Hussey Endeavors LP and accordingly has a pecuniary interest in the shares of Class B Common Stock owned by Hussey Investments LP and Class A Common Stock owned by Hussey Endeavors LP. Edward J. Hussey has no voting or investment power over such shares and accordingly disclaims beneficial ownership of such shares.
(2) Edward Joseph Hussey , Michael F. Hussey, John P. Hussey and Nancy A. Parrish are the general partners of Hussey Investments LP and general partners of Hussey Endeavors LP. Accordingly, they share voting and investment control over the 880,881 shares of Class B Common Stock owned by Hussey Investments LP and the 593,000 shares of Class A Common Stock owned by Hussey Endeavors LP. Total shares listed for individuals includes the beneficial ownership.


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